EXHIBIT 10.4

SETTLEMENT AGREEMENT

THIS SETTLEMENT is made this 7th day of December 2007, by and between King of Energy West (“KOEW”), and Who’s Your Daddy, Inc. (“Company”).  Collectively, KOEW and the Company are considered to be “Parties” to this agreement.

RECITALS

WHEREAS, KOEW is owed a total amount of $408,000;

WHEREAS, KOEW has $402,358 of the Company’s energy drinks that the Company wishes to purchase from KOEW; and

WHEREAS, the Company wishes to settle this claim and make this purchase through the issuance of stock.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the adequacy of which is acknowledged by the parties hereto, and intending to be legally bound, the parties agree as follows:

SETTLEMENT

1.           Settlement and Purchase.

The Company will issue 449,725 restricted shares of its Par Value $0.001 Common Stock to KOEW (“Shares”) to settle the amount owed to KOEW, which both Parties agree have a value at the time of issuance equal to the amount owed by the Company to the KOEW and will be full and final settlement and payment of any and all amounts owed by the Company to the KOEW as of the date hereof.  The Company will issue 443,505 Shares to purchase the energy drinks from KOEW, which both Parties agree have a value at time of issuance equal to the inventory being purchased by the Company.

2.           General Release by the Parties of All Known and Unknown Claims.

The Parties hereto do hereby jointly and severally irrevocably and unconditionally release and forever discharge each other, their agents, directors, officers, employees, business partners, representatives, attorneys, insurers, affiliates/subsidiaries, parent corporations, sister corporations, (and agents, directors, officers, employees, representatives, attorneys of such affiliates/subsidiaries parent corporations, sister corporations), and their predecessors, successors, heirs, executors, administrators, and assigns, and all persons and entities acting by, through, under or in concert with any of them (hereinafter collectively the "Releasees"), or any of them, from any of all actions, causes of action, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, in law or equity, known or unknown, suspected or unsuspected, which either party ever had, now has, or may now have against each other by reason of any act, event, or omission concerning any matter or thing, including, without limiting the generality of the foregoing, the $408,000 owed by the Company to the KOEW.  Notwithstanding anything herein set forth to the contrary, no provision of this Agreement shall constitute or be construed as a release or discharge of any obligations, claims or causes of action hereafter arising out of the breach of any of the terms, provisions or conditions of this Agreement.  As part of this settlement and purchase, KOEW will receive a five-year warrant to purchase 250,000 Shares at $0.75 per Share.

3.           KOEW Representations.

A)    KOEW is experienced in evaluating companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that such KOEW is capable of evaluating the merits and risks of KOEW’s prospective investment in the Company, and has the ability to bear the economic risks of the investment.

B)    KOEW is accepting the Shares for such KOEW’s own account and not with the view to, or for resale in connection with, any distribution thereof.  KOEW understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. KOEW further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares.  KOEW understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

C)    Accredited Investor.  KOEW acknowledges that it is an “Accredited Investor” as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange and available on the internet at www.sec.gov.

D)    Certificate Legend.  KOEW acknowledges that the Shares shall contain a legend substantially as follows: “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. THE FOREGOING RESTRICTIONS EXPIRE WITHOUT FURTHER ACTION TWO YEARS FROM THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.”  To the best of the Company’s knowledge these shares will be eligible for sales under Rule 144 as may then be in effect.

4.           Confidentiality.

The Parties to this Agreement and its attorneys agree to keep confidential the identity of the parties to this Agreement and the amount paid under this Agreement, and not to publicize, advertise, communicate, or otherwise disclose voluntarily to the media, members of the public, and/or any legal publication, the identity of parties and the amounts paid under this Agreement.  It is understood and agreed that this Agreement of confidentiality is important and valuable consideration for the above-stated payment.

5.           No Assignment/No Actions Filed.

KOEW represents and warrants that he has made no assignment, and will make no assignment, of any claim, chose in action, right of action, or any right of any kind whatsoever, embodied in any of the claims and allegations which are being released, as set forth herein, and that no other person or entity of any kind had or has any interest in any of the claims, demands, obligations, actions, causes of actions, debts, liabilities, rights, contracts, damages, attorneys' fees, costs, expenses, losses, or claims referred to herein.

6.           Assumption of Risk of Different Facts.

The Parties acknowledge that they may hereafter discover facts different from or in addition to those they now know or believe to be true with respect to the claims, demands, causes of action, obligations, damages, and liabilities of any nature whatsoever that are the subject of this Agreement, and the parties expressly agree to assume the risk of the possible discovery of additional or different facts, and agree that this Agreement shall be and remain effective in all respects regardless of such additional or different facts.

7.           Governing Law.

This Agreement and its terms and provisions shall be interpreted, enforced and governed by and under the laws of the State of California.

8.           Severability.

If any portion of this Agreement shall be held invalid or inoperative, insofar as reasonable and possible, the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative, and the parties authorize any modifications necessary to these provisions held invalid or inoperative so the parties' intent may be carried out.

9.           Entire Agreement/Modification.

This Agreement supersedes any and all agreements, either oral or written, Among the Parties hereto and contains all of the covenants and agreements between the parties.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.  Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

10.         Further Assurances.

The Parties hereto hereby agree to execute such other documents and to take such other action as may be reasonably necessary to further the purposes of the Agreement.

11.         No Waiver.

No breach of any provision hereof can be waived unless in writing.  Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

12.         Authority to Execute Agreement.

The Parties represent and warrant that each of them is fully competent and authorized to execute this Agreement by their signatures hereto.

13.         Captions and Interpretations.

Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference only, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.  This Agreement is to be interpreted without regard to the draftsman.  The terms and intent of this Agreement, with respect to the rights and obligations of the parties, shall be interpreted and construed on the express assumption that each party participated equally in its drafting.

14.         Counterparts.

This Agreement may be executed in counterparts by facsimile, with original signatures to follow, each of which shall constitute an original, but all of which shall constitute one and the same agreement.

15.         Certificate and Warrant

The KOEW hereby requests, and the Company agrees, that both the 893,230 restricted shares of its Par Value $0.001 Common Stock and the warrant to purchase 250,000 to be issued to KOEW per this agreement will be issued in the name of Jim Fuskandrakis.

Executed on the dates set forth below.

KOEW:

___________________________________	Dated: ___________________

WHO’S YOUR DADDY, INC.

By: __________________________	Dated: ___________________
Edon Moyal, CEO